Sub-Item 77I and 77Q1(d):

During the twelve-month period ended December 31, 2017, ALPS Variable Investment Trust (the “Registrant”) offered the following amended series:

Series	Registration Statement
ALPS/Stadion Core ETF Portfolio	Post-Effective Amendment No. 37 (SEC Accession No. 0001398344-17-004367)

Post-Effective Amendment No. 37 includes the amended terms of ALPS/Stadion Core ETF Portfolio and is hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.